UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SoundThinking, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 22, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of SoundThinking, Inc. The meeting will be held virtually, via a live audio webcast at www.meetnow.global/MTYR94M on Wednesday, June 3, 2026 at 9:00 a.m., Pacific Time (the “Annual Meeting”). The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting.

We believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically and ask questions during the meeting in accordance with our rules of conduct for the meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 9:00 a.m., Pacific Time, on June 3, 2026 to ensure you are logged in when the Annual Meeting starts.

You may vote your shares by proxy or online at the Annual Meeting. The Annual Meeting is being held so that stockholders may vote on the election of the three Class III directors, the approval, on an advisory basis, of the compensation of our named executive officers, the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2026, and any other business properly brought before the meeting. Please see the enclosed Notice of Annual Meeting and Proxy Statement for information on how to vote your shares.

The Board of Directors unanimously recommends a vote FOR each of its nominees for Class III director, FOR the advisory approval of compensation of our named executive officers, as disclosed in the enclosed Proxy Statement and FOR the ratification of our independent registered public accounting firm.

On behalf of our Board of Directors, officers and employees, I would like to take this opportunity to thank you for your continued support. We look forward to your attendance at the Annual Meeting.

Sincerely,

Ralph A. Clark

President and Chief Executive Officer

SoundThinking, Inc.

39300 Civic Center Dr., Suite 300

Fremont, CA 94538

www.soundthinking.com

+1 888 274 6877 toll free

SOUNDTHINKING, INC.

39300 CIVIC CENTER DR., SUITE 300

FREMONT, CA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of SoundThinking, Inc. (the “Company”). The meeting will be held virtually via a live audio webcast at www.meetnow.global/MTYR94M, on Wednesday, June 3, 2026 at 9:00 a.m., Pacific Time. You will have the ability to vote shares electronically and ask questions during the meeting in accordance with our rules of conduct for the meeting. We encourage you to attend online and participate. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

The Annual Meeting will be held for the following purposes and to conduct any other business properly brought before the Annual Meeting:

1. To elect the three nominees for Class III director named in the accompanying Proxy Statement, each to hold office until the 2029 annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation or removal.

2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.

3. To ratify the appointment by the Audit Committee of the Board of Directors of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of the three nominees to serve as Class III directors of the Company, (ii) FOR the non-binding advisory approval of executive compensation and (iii) FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 22, 2026. The Notice will describe how to access and review our proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025. The Notice will also describe how you may submit your proxy on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials by the Internet to help reduce the environmental impact and cost of the Annual Meeting.

The Board of Directors has fixed the close of business on April 9, 2026 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection during normal business hours for 10 days ending the day prior to the Annual Meeting at our address above. A complete list of such stockholders will also be available for examination by any stockholder for a period of 10 days ending the day prior to the Annual Meeting for any purpose germane to the Annual Meeting by contacting stockholders@soundthinking.com.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

By Order of the Board of Directors,

Alan R. Stewart

Secretary and Chief Financial Officer

April 22, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 3, 2026 at 9:00 a.m. Pacific Time via a live audio webcast at www.meetnow.global/MTYR94M.

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.edocumentview.com/SSTI.

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting, which will be held via a live audio webcast. Whether or not you expect to attend the Annual Meeting, please cast your vote as promptly as possible in order to ensure your representation at the meeting. If you are a stockholder of record, please vote by the internet or by telephone, or, if you elect to receive a paper proxy card by mail, by completing, dating, signing and returning the proxy mailed to you. Submitting your vote via the internet or by telephone or proxy card will not affect your right to vote online if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker, bank, or other nominee), you will receive instructions from your nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the internet if your voting instructions from your nominee include instructions for doing so. Even if you have voted by proxy, you may still vote online if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

SOUNDTHINKING, INC.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

WEDNESDAY, JUNE 3, 2026 AT 9:00 A.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of SoundThinking, Inc. (referred to as the “Company” or “SoundThinking”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of such meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. Please note that while our proxy materials are available at the website referenced in the Notice, and our Notice, Proxy Statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to first mail the Notice and make this proxy statement and the form of proxy card available to stockholders on or about April 22, 2026.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 2, 2026. You may also request that we mail you a full set of the proxy materials. Instructions on how to request a printed copy may be found in the Notice.

What is the date, time and place of the Annual Meeting?

The Annual Meeting will be held virtually via a live audio webcast at www.meetnow.global/MTYR94M on Wednesday, June 3, 2026 beginning at 9:00 a.m. Pacific Time. Any stockholder can listen to and participate in the Annual Meeting via the live audio webcast, and we believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically and submit questions and comments during the meeting in accordance with the rules of conduct for the meeting. We encourage you to attend online and participate.

How do I attend and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live audio webcast only. The meeting will start at 9:00 a.m. Pacific Time on Wednesday, June 3, 2026. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You can attend the meeting by accessing www.meetnow.global/MTYR94M, and entering the 15-digit control number included on your Notice or your proxy card if you received one by mail. If you are a registered stockholder (i.e., your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

Beneficial owners who do not have a control number may gain access to the meeting by registering in advance. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your SoundThinking holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 19, 2026. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following: by email—forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com or by mail to Computershare, SoundThinking Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

We recommend that you log in a few minutes before 9:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting begins.

If you would like to submit a question during the Annual Meeting after you are logged in, questions can be submitted by accessing the meeting center at www.meetnow.global/MTYR94M. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	You may submit questions and comments only electronically via chat function through the meeting portal www.meetnow.global/MTYR94M during the Annual Meeting.

•	Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•	Questions that are substantially similar may be grouped by topic by our management and management may provide a single response to avoid repetition.

•

Questions may be ruled out of order and not responded to if they are, among other things, irrelevant to the proposals to be voted on at the Annual Meeting, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

•	No audio or video recordings of the Annual Meeting are permitted.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law. Information on how to vote at the Annual Meeting is discussed below.

What if I cannot find my Control Number?

Please note that if you do not have your 15-digit control number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.meetnow.global/MTYR94M and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other nominee), you will need to contact that bank, broker or other agent to obtain your 15-digit control number prior to the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

If you have any technical difficulties or any questions regarding the virtual meeting website, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, http://ir.soundthinking.com, including information on when the meeting will be reconvened.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2026, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting. If you are a beneficial owner of shares held in “street name” you will receive instructions from your nominee explaining how to vote your shares. Even if you have voted by proxy, you may still vote online if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. See “How do I vote?” below. As of the record date, there were 12,953,937 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What am I voting on?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. There are three matters scheduled for a vote:

•

Election of the three Class III directors named herein, each to hold office until the 2029 annual meeting of stockholders or until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation or removal (Proposal 1);

•	Non-binding advisory approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules (Proposal 2); and

•

Ratification of the appointment by the Audit Committee of the Board (the “Audit Committee”) of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3).

What if another matter is properly brought before the Annual Meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote FOR all of the nominees for election to the Board or you may WITHHOLD your vote for any nominee you specify. For each of the other matters to be voted on you may either vote FOR or AGAINST or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2026, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online at the virtual Annual Meeting or vote by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote as soon as possible to ensure your vote is counted. You may still attend the Annual

Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world through the website of the Company’s tabulator, Computershare. Please follow the steps outlined on the Notice or your proxy card. Your shares will be voted in accordance with your instructions. You will need the 15-digit control number printed on your Notice or proxy card	You may vote your shares by calling 1-800-652-VOTE (8683) and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.meetnow.global/ MTYR94M (you will need the 15-digit control number printed on your Notice)

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 8:59 p.m. Pacific Time on June 2, 2026.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 9, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received a Notice containing voting instructions from that organization rather than from SoundThinking. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account and you should have received instructions from that organization as to how to do so, including by internet, telephone or mail. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 15-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 15-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 15-digit control number and a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 15-digit control number and a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so. You are also invited to attend the virtual Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares online at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent and register to attend the Annual Meeting in advance. See “How do I attend and ask questions at the Annual Meeting?” above.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each share of common stock you owned as of April 9, 2026 is entitled to one vote on each matter that is submitted to stockholders for approval.

If I am a stockholder of record and I do not vote, or if I otherwise cast my vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, FOR the election of all nominees for Class III director, FOR the advisory approval of executive compensation, and FOR the ratification of the appointment by the Audit Committee of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion depending on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers, banks and other securities intermediaries can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters.

Proposal 1 (election of directors) and Proposal 2 (advisory approval of executive compensation) are considered to be “non-routine” matters, but Proposal 3 (to ratify the appointment by the Audit Committee of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026) is considered to be a “routine” matter. Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 and Proposal 2 if you do not return voting instructions to your broker by its deadline but may vote your shares on Proposal 3 in its discretion even in the absence of your voting instructions.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 3 is considered to be a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 and Proposal 2 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. The presence at the Annual Meeting, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the meeting. As of the record date, there were 12,953,937 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, may adjourn the Annual Meeting to another date.

What vote is required for adoption or approval of each proposal and how will the votes be counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes (as applicable)	Effect of Broker Non-Votes	Board Recommendations
1	Election of Directors named in this Proxy Statement	Plurality of the votes of the shares present in person, by remote communication, if applicable or represented by proxy duly authorized at the Annual Meeting and entitled to vote generally on the election of directors. The three nominees receiving the most FOR votes will be elected. There is no cumulative voting.	FOR or WITHHOLD	No effect	No effect	FOR all nominees

2	Advisory approval of the compensation of the Company’s named executive officers	FOR votes from the holders of a majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Annual Meeting and entitled to vote on the subject matter	FOR, AGAINST, or ABSTAIN	Against	No effect	FOR

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes (as applicable)	Effect of Broker Non-Votes	Board Recommendations
3	Ratification of the appointment by the Audit Committee of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026	FOR votes from the holders of a majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Annual Meeting and entitled to vote on the subject matter	FOR, AGAINST, or ABSTAIN	Against	Not applicable	FOR

Who will count the vote?

Representatives of Computershare will tabulate the votes and act as inspectors of election.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 39300 Civic Center Dr., Suite 300, Fremont, California 94538. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication.

Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

What proxy materials are available on the internet?

The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.edocumentview.com/SSTI.

PROPOSAL 1 ELECTION OF DIRECTORS

Under our amended and restated certificate of incorporation, the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our directors are currently divided among the three classes as follows:

•	Class I, which consists of William J. Bratton and Deborah A. Grant, whose terms will expire at the 2027 annual meeting of stockholders;

•	Class II, which consists of Roberta Jacobson and Burton Goldfield, whose terms will expire at the 2028 annual meeting of stockholders; and

•	Class III, which consists of Ralph A. Clark, Marc Morial and Ruby Sharma, whose terms will expire at the Annual Meeting.

Our Board currently consists of seven members, three of whom are in the class whose term of office expires at the upcoming Annual Meeting. We expect that any additional directorships resulting from any future increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated Messrs. Clark and Morial and Ms. Sharma to serve as Class III directors. Each of the nominees is currently a director of the Company who was previously elected by the stockholders.

Our management has no reason to believe that any nominee will be unavailable or, if elected, will decline to serve. If elected at the Annual Meeting, each of these nominees would serve until the 2029 annual meeting of stockholders and until her or his successor has been duly elected, or if sooner, until the director’s death, resignation or removal. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason or should for good cause decline to serve, proxies may be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Our Board of Directors

The following table sets forth, for the Class III nominees (Messrs. Clark and Morial, and Ms. Sharma) and our other directors who will continue in office after the Annual Meeting, their ages and position/office held with us as of the date of this Proxy Statement:

Name	Age	Position/Office Held With SoundThinking
Class I directors, whose terms will expire at the 2027 annual meeting of stockholders

William J. Bratton (3)	78	Director
Deborah A. Grant (2)(3)	64	Director

Class II directors, whose terms will expire at the 2028 annual meeting of stockholders

Roberta Jacobson (2)(3)	66	Director
Burton Goldfield (1)(3)	70	Director

Class III directors, whose terms will expire at the Annual Meeting

Ralph A. Clark	67	President and Chief Executive Officer
Marc Morial (1)(2)	68	Director
Ruby Sharma (1)	59	Director

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).
(3)	Member of the Compensation and Human Capital Committee of the Board (the “Compensation and Human Capital Committee”).

The biographies of each of our nominees for election to the Board as Class III directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class III Director Nominees for Election at the Annual Meeting

Ralph A. Clark has served as our President and Chief Executive Officer and as a member of our Board since August 2010. From September 2005 until July 2010, Mr. Clark served as Chief Executive Officer of GuardianEdge Technologies, Inc., an endpoint data security firm. Prior to that, Mr. Clark served as Vice President, Finance of Adaptec, Inc. following Adaptec’s acquisition of Snap Appliances, Inc., where he had been Chief Financial Officer. Mr. Clark has served as a member of the board of directors of Trinet Group, Inc. (NYSE: TNET), a provider of comprehensive human resources for small and medium-size businesses, since March 2021. Mr. Clark also has held various positions at start-up companies, served in executive sales and marketing roles at IBM and worked as an investment banker at Goldman Sachs and Merrill Lynch. Mr. Clark holds a B.S. in economics from the University of the Pacific and an M.B.A. from Harvard Business School. Our Board believes that Mr. Clark’s significant business experience from both inside and outside our industry and his role as our Chief Executive Officer qualify him to serve on our Board.

Marc Morial has served as a member of our Board since September 2015. Since 2003, Mr. Morial also has served as the President and Chief Executive Officer of the National Urban League, a civil rights organization dedicated to economic empowerment in order to elevate the standard of living in historically underserved urban communities. From 1994 to 2002, Mr. Morial served as the Mayor of New Orleans, Louisiana. Prior to serving as Mayor of New Orleans, Mr. Morial held various other positions in public office and nonprofit management. Mr. Morial has served as a member of the board of directors of Robert Half International Inc. (NYSE: RHI), an international human resource consulting firm, since March 2016. Mr. Morial has a B.A. in economics from the University of Pennsylvania and a J.D. from Georgetown University. Our Board believes that Mr. Morial’s experience in serving underserved urban communities, local governments and community organizations qualifies him to serve on our Board.

Ruby Sharma has served as a member of our Board since December 2021. From September 2018 to December 2022, she has served as Managing Partner of RNB Strategic Advisors, a strategic advisory firm. From 2004 to 2017, Ms. Sharma served as Senior Partner and from 2002 to 2004 as Senior Manager at Ernst & Young LLP. From 1999 to 2002, Ms. Sharma served as Senior Manager at Arthur Andersen LLP. From 1996 to 1998, Ms. Sharma served as Senior Manager at Grant Thornton GmbH. Ms. Sharma has served as a member of the board of directors of ATI Inc. (NYSE: ATI), a specialty materials company, since March 2023. Ms. Sharma has served as a member of the board of directors of Southwest Gas Holdings Inc. (NYSE: SWX), an energy company, since August 2022. She previously served as a member of the board of directors of BowFlex Inc. (formerly Nautilus, Inc.), a fitness equipment company, from May 2022 until August 2024. She previously served as a member of the board of directors of Aspira Women’s Health Inc., a biotechnology company, from April 2022 until April 2023. Ms. Sharma holds a B.A. in Economics from Delhi University. Ms. Sharma is a Fellow Chartered Accountant of the Institute of Chartered Accountants in England and Wales and completed an Executive Program at Northwestern University Kellogg School of Management. Our Board believes that Ms. Sharma’s significant experience in accounting and auditing matters qualifies her to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR EACH NAMED NOMINEE.

Class I Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

William J. Bratton has served as a member of our Board since November 2017 and previously served as a member of our Board from April 2013 until December 2013. Since September 2016, Mr. Bratton has served as Senior Managing Director of Teneo Holdings, a global CEO advisory firm, and as Executive Chairman of its Teneo Risk division. From January 2014 until September 2016, Mr. Bratton served a second term as Commissioner of the New York City Police Department (“NYPD”), by appointment. From November 2012 to December 2013, Mr. Bratton served as Chief Executive Officer of the Bratton Group LLC, a New York City-based public safety and law enforcement consulting firm, which has consulted extensively in the United States and Latin America on policing, public safety and rule-of-law initiatives. From September 2010 to November 2012, Mr. Bratton served as Chairman of Kroll Advisory Solutions (“Kroll”), a global security solutions and specialized law enforcement company, the successor to Altegrity Risk International where he served as Chairman from November 2009 to November 2012. From October 2002 to October 2009, Mr. Bratton served as Chief of the Los Angeles Police Department (“LAPD”). From 1996 until his appointment as LAPD Chief, Mr. Bratton worked in the private sector, including as Senior Consultant to Kroll’s Public Services Safety Group and Crisis and Consulting Management Group. From 1994 to 1996, Mr. Bratton served his first term as Commissioner of the NYPD by appointment. Mr. Bratton has also served as head of a number of other police agencies including commissioner of the Boston Police Department, Chief of Police of the New York City Transit Police Department, Superintendent of the Massachusetts Metropolitan District Commission of Police and Chief of Police for the Massachusetts Bay Transportation Authority. Until January 2025, Mr. Bratton was the Vice Chairman of the Homeland Security Advisory Council and served as a director of Mission Ready Solutions, Inc., a provider of government contracting solutions, until 2023. He holds a bachelor’s degree in law enforcement from Boston State College/University of Massachusetts and is a graduate of the FBI National Executive Institute and the Senior Executive Fellows Program at Harvard’s John F. Kennedy School of Government. Our Board believes that Mr. Bratton’s significant experience in law enforcement both in the United States and abroad and his insight in criminal justice system operations qualify him to serve on our Board.

Deborah A. Grant has served as a member of our Board since 2021. Ms. Grant is the President and CEO of Corporate Playbook Consulting, LLC, which she founded in 2017 and provides strategic leadership development. From October 2013 to February 2017, Ms. Grant served as President of the General Electric (GE) Foundation, and from September 2006 to February 2017, she served as a corporate officer at GE, the company where she worked in a variety of roles over 30 years. Ms. Grant also created and curates Dining with Deb, an innovative dining experience that brings professional women across racial, religious, and political lines to drive meaningful connections. Ms. Grant holds a B.A. in sociology from Louisiana State University and an M.P.A. from Southern University in Baton Rouge, Louisiana. Our Board believes that Ms. Grant’s experience in senior executive leadership and human capital management qualifies her to serve on our Board.

Class II Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Ambassador Roberta Jacobson has served as a member of our board since July 2021. Ambassador Jacobson is currently a founding partner of Dinámica Americas, a strategic consulting firm, and has been with the firm since September 2023. From January 2021 to April 2021, Ambassador Jacobson served a 100-day term as the National Security Council’s coordinator for the southern border of the United States. From November 2020 to January 2021, Ambassador Jacobson served as a volunteer Agency Review Team member for the Biden Administration presidential transition team to directly support transition efforts related to the U.S. Department of State. From May 2016 to May 2018, Ambassador Jacobson served as U.S. ambassador to Mexico. From 2012 to May 2016, Ambassador Jacobson served as the State Department’s assistant secretary for Western Hemisphere affairs. Ambassador Jacobson has served as a member of the board of directors of Liberty Latin America Ltd., a telecommunications company, since May 2021. Ambassador Jacobson holds a B.A. from Brown University and a Master of Arts degree in Law and Diplomacy from Tufts University Fletcher School of Law and Diplomacy. She taught at the University of Chicago’s Institute of Politics as a Pritzker Fellow in 2018 and was a senior advisor on the Western Hemisphere at Denton’s Global Advisors/Albright Stonebridge Group from November 2018 to September 2023. Our Board believes Ambassador Jacobson is qualified to serve on our Board based on her experience in international business and diplomatic affairs.

Burton Goldfield has served as a member of our board since April 2025. Prior to joining our board, Mr. Goldfield served as Chief Executive Officer and President of TriNet Group, Inc. from May 2008 to February 2024. Prior to joining TriNet, Mr. Goldfield was Chief Executive Officer at Ketera Technologies, a SaaS provider to Fortune 2000 companies. Before that, Mr. Goldfield served as Senior Vice President, Worldwide Field Operations at Hyperion Solutions Corporation, a software company, and Vice President of Worldwide Sales for IBM Corporation’s multinational information technology company, Rational Software division. Mr. Goldfield has served as a member of the board of directors of Life Labs since May 2024 and of Healthee since December 2024. Mr. Goldfield previously served on the board of directors of TriNet from May 2009 until February 2024. Mr. Goldfield holds a B.S. in Biomedical Engineering from Syracuse University and a M.B.A. from Villanova University. Our Board believes that Mr. Goldfield is qualified to serve on our Board based on his operational and strategic expertise from his previous executive positions with other large companies, as well as his past experience as a director of another public company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under Nasdaq listing requirements and rules, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the company’s board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq listing standards.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of Messrs. Bratton, Goldfield, Morial and Mmes. Grant, Jacobson and Sharma, is independent within the meaning of the applicable Nasdaq listing standards. In addition, our Board has affirmatively determined that Pascal Levensohn, who left the Board during 2025, was independent during the period he served on the Board during 2025. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and any related party transactions involving them.

Board Leadership

Our Chair of the Board is currently Deborah A. Grant, who is an independent director. Currently, our Board believes that it is in the best interests of the Company and our stockholders to have the roles of Chair of the Board and Chief Executive Officer held by different persons. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole. Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board, including the separation of the Chair of the Board and Chief Executive Officer roles, and makes such recommendations to our Board as our Nominating and Corporate Governance Committee deems appropriate. Our corporate governance guidelines provide that, when the positions of Chair of the Board and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.”

Our Chief Executive Officer is the principal executive officer of the Company and has general charge and supervision of the business and strategic direction of the Company. Our Chair of the Board facilitates the board’s oversight of management and the Company’s long-range strategy and business initiatives and serves as a liaison between management and independent directors.

The Chair of the Board has the following responsibilities:

•	preside over and manage the meetings of the Board;

•	facilitate communication among the Chair of the Board, the Board as a whole, Board committees and management, and encouraging director participation in discussions;

•	approve the scheduling of meetings of the Board, lead the preparation of the agenda for each meeting and approve the agenda and materials for each meeting;

•	serve as liaison between management and independent directors;

•	represent the Board at annual meetings of stockholders and be available, when appropriate, for consultations with stockholders;

•	act as an advisor to the Chief Executive Officer on strategic aspects of the business; and

•	such other duties as prescribed by the Board.

If the Board elects a lead independent director, such lead independent director will have the following responsibilities:

•	with the Chair of the Board, establish the agenda for regular Board meetings and serve as Chair of the Board meetings in the absence of the Chair of the Board;

•	establish the agenda for meetings of the independent directors;

•	coordinate with the committee chairs regarding meeting agendas and information requirements;

•	preside over meetings of the independent directors;

•	preside over any portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed;

•	preside over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and

•	coordinate the activities of the other independent directors and perform such other duties as may be established or delegated by the Chair of the Board.

Board and Committee Self Assessments

On an annual basis, the Board, the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire that asks them to consider various topics related to board and committee composition, structure, effectiveness and responsibilities. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2025, the Board met eighteen times. The Audit Committee held four meetings, the Compensation and Human Capital Committee held six meetings, and the Nominating and Corporate Governance Committee held four meetings in 2025. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings. All of our current directors who served at the time of our 2025 annual meeting of stockholders attended that meeting.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate. A director designated at each executive session by the non-management or independent directors, as applicable, presides at the executive sessions. If a lead independent director is elected, such person will preside at executive sessions.

Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director at 39300 Civic Center Dr., Suite 300, Fremont, California, 94538, Attn: Corporate Secretary.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Board Composition and Refreshment

All Board members are highly engaged and actively involved in overseeing our strategy. We are thoughtful in our approach to Board refreshment, and we engage in Board succession planning. As a result of our approach, our director nominees represent diverse perspectives and experiences and bring core strategic, operating, financial and governance skills and experience to our Board.

As stated in our Corporate Governance Guidelines, the Board will consider diversity, skills and other factors as it deems appropriate. The Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the board room. The Board endeavors to bring together diverse skills, professional experience, perspectives, and backgrounds that reflect our customer base and the citizens served by our customers, and to guide us in a way that reflects the best interests of all of our stockholders.

As of April 9, 2026, 43% of our board members were women and 57% of our board members were from underrepresented communities.

Board Skills Matrix

The following graph sets forth statistics as to the skills and experiences of our Board members continuing to serve following the Annual Meeting across selected categories we believe are valuable to the oversight of our business. The darker shaded portion of the bar graph represents the number of directors that hold such skills or experience.

Board Committees

Our Board has established an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for the year ended December 31, 2025 for service by each of the current directors on each of the Board committees:

Name	Audit		Compensation and Human Capital		Nominating and Corporate Governance
William J. Bratton			X
Burton Goldfield	X		X
Deborah A. Grant			X	*	X
Roberta Jacobson			X		X
Marc Morial	X				X	*
Ruby Sharma	X	*
Total meetings in fiscal 2025	4		6		4

*	Committee Chair

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to oversee the Company’s corporate accounting and financing reporting processes and audits of its financial statements. Our Audit Committee currently consists of three directors, Ms. Sharma, Mr. Goldfield and Mr. Morial, with Ms. Sharma serving as the chair. Mr. Levensohn, our former director, served on the Audit Committee in 2025 through June 4, 2025.

The principal duties and responsibilities of our Audit Committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management, including risks relating to data privacy, technology and information security, including cyber security;

•	reviewing related party transactions;

•

reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our Code of Business Conduct and Ethics and requests of waivers thereof by executive officers and directors;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Audit Committee members must satisfy the independence requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act (“Rule 10A-3”). To be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of our Audit Committee, our Board, or any other committee of our Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board also determined that each current member of the Audit Committee, and each member of the Audit Committee in 2025, satisfies the independence standards for audit committee members established by Nasdaq listing standards and Rule 10A-3 and that Ms. Sharma, the Audit Committee chair, is an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Compensation and Human Capital Committee

Our Compensation and Human Capital Committee consists of four directors, Ms. Grant, Mr. Bratton, Mr. Goldfield and Ambassador Jacobson, with Ms. Grant serving as the chair. The principal duties and responsibilities of our Compensation and Human Capital Committee include, among other things:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans;

•

overseeing matters relating to human capital management and corporate culture, including our policies and strategies regarding recruiting, retention, talent development, workforce demographics, employee wellness, inclusion, engagement of our personnel and reviewing and discussing with management our corporate culture; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The Board has determined that each member of the Compensation and Human Capital Committee satisfies the independence requirements for compensation committee members set forth in Nasdaq Rule 5605(d)(2) and Rule 10C-1 promulgated under the Exchange Act and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

Compensation Committee Processes and Procedures

The Compensation and Human Capital Committee retained independent compensation consultants at Aon Human Capital Solutions, a division of Aon plc (“Aon”) to conduct market research and analysis to assist the Compensation and Human Capital Committee in developing appropriate compensation and incentives for our executive officers and non-employee directors for 2025, to advise the Compensation and Human Capital Committee and to provide ongoing recommendations regarding material executive officer and non-employee director compensation decisions, and to review compensation proposals from management. Aon reports directly to the Compensation and Human Capital Committee and does not provide any non-compensation-related services to the Company. Prior to engaging Aon, our Compensation and Human Capital Committee considered the independence factors set forth in Nasdaq listing standards and determined that Aon is independent.

Our executive officers submit proposals to our Board and Compensation and Human Capital Committee regarding our executive and non-employee director compensation. Our Chief Executive Officer provides feedback and recommendations to our Compensation and Human Capital Committee with respect to executive compensation, other than his own compensation, including with regard to senior executive performance, responsibility and experience levels. The Compensation and Human Capital Committee often takes into consideration both our Chief Executive Officer’s input and the input of other senior executives in setting compensation levels.

Compensation Committee Interlocks and Insider Participation

During 2025, our Compensation and Human Capital Committee consisted of Ms. Grant, Mr. Bratton, Mr. Goldfield and Ambassador Jacobson. None of the members of the Compensation and Human Capital Committee is currently or has been at any time one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation and Human Capital Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three directors, Mr. Morial, Ms. Grant and Ambassador Jacobson, with Mr. Morial serving as the chair. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

•	evaluating the performance of our Board and of individual directors;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters;

•	overseeing the Company’s environmental, social and governance policies and programs; and

•	overseeing an annual evaluation of the Board’s performance.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

Director Nomination Process and Qualifications

With the goal of developing a diverse, experienced and highly qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee will periodically review and assess these qualifications from time to time through the development and evaluation of the Company’s corporate governance guidelines. Any changes to the Company’s corporate governance guidelines proposed by the Nominating and Corporate Governance Committee are submitted to the Board for approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee will consider diversity, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Director Candidates Recommended by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s amended and restated bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary of the Company at 39300 Civic Center Dr., Suite 300, Fremont, California 94538. Such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board

•

Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation and appropriate management of risk

•

Monitor and assess strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company

•

General strategic and commercial risks

Audit Committee

•

Cybersecurity risk, including our information security framework, threat assessment, response readiness and training efforts

•

Accounting, controls and financial disclosure

•

Oversees compliance with legal and regulatory requirements

Compensation and Human Capital Committee	• Compensation structure and programs • Recruitment and retention of talent • Workplace culture and wellness

Nominating and Corporate Governance Committee

•

Governance structures and processes

•

Board organization, independence and structure

•

Board succession and effectiveness

•

Oversee the Company’s environmental, social and governance (“ESG”) initiatives

Board’s Oversight of Strategy

Our Board is engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, customer and supplier trends and competitive developments. This also includes aspects of our ESG initiatives that relate to our strategy. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the Chief Executive Officer and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights and experiences to these strategy discussions.

Cybersecurity and Data Privacy Oversight

Our Audit Committee is primarily responsible for oversight of cybersecurity risks including our information security framework, threat assessment, risk mitigation and training efforts. Our management through the information security, legal and engineering departments also help to identify, assess and manage risks from cybersecurity threats and report information about such risks to the Board and Audit Committee through various channels. We also use third-party service providers to assist us from time to time to identify, assess and manage material risks from cybersecurity threats, including for example: professional service firms; threat intelligence service providers; cybersecurity consultants; penetration testing firms; dark web monitoring services; and managed detection and response providers. In addition, the Audit Committee coordinates and confers with our management team, including our Chief Executive Officer, Chief Financial Officer and Vice President of Operational Engineering, to manage our information security framework, cybersecurity policies and other internal controls.

Sustainability and Corporate Responsibility

Our executive leadership team, comprised of our Chief Executive Officer, Chief Financial Officer, and executives from across the Company, oversee our efforts to integrate sustainability and corporate responsibility into our strategic planning, risk management and reporting. The Nominating and Corporate Governance Committee oversees aspects of our corporate governance functions.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is available on our website at ir.soundthinking.com. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s directors or executive officers, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our executive officers and the non-employee members of our Board. These guidelines affirm to our stockholders that our executives and directors have a meaningful long-term position in the Company and a longer-term view of its performance. The following table summarizes our stock ownership guidelines, which were developed based on market and peer group data.

Leadership Position	Multiple of Salary
Chief Executive Officer	6x annual base salary
All Other Officers	2x annual base salary
Non-Employee Directors	3x annual cash retainer

The value of an executive’s or non-employee director’s stock ownership is measured as of December 31 of each year. The guidelines require that if an executive officer or director does not meet their applicable ownership requirement at the time specified, the executive officer or director must, until December 31 of the following year or such date the individual ceases to be an executive officer or director, retain and not sell at least 50% of the shares received on exercise of stock options or the vesting of full value awards such as restricted stock or restricted stock units (“RSUs”), in each case, calculated on a net basis after shares are surrendered to pay for the exercise price, if applicable, or any withholding taxes.

Committee Charters and Corporate Governance Guidelines

Complete copies of our Corporate Governance Guidelines and committee charters are available on our website https://ir.soundthinking.com/, by clicking “Governance” and then “Governance Documents.”

Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, performance evaluation of the Chief Executive Officer and succession planning and board committees and compensation.

Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Pursuant to our insider trading policy, it is our policy to comply with applicable laws and regulations relating to insider trading while engaging in transactions in our securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Hedging and Pledging Policy
Our insider trading policy prohibits hedging and monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, this policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin and holding it in a margin account and pledging our shares as collateral for a loan.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Our executive officers and their respective positions, and their ages as of April 9, 2026, are as follows:

Name	Age	Positions
Ralph A. Clark	67	Chief Executive Officer, President and Director
Alan R. Stewart	62	Chief Financial Officer and Secretary
Kirk Arthur	54	Senior Vice President of Global Sales

Executive Officers

Ralph A. Clark. Biographical information for Mr. Clark is included above with the director biographies under the caption “Class III Director Nominees for Election at the Annual Meeting.”

Alan R. Stewart has served as our Chief Financial Officer since February 2017. From May 2015 to February 2017, Mr. Stewart was a Managing Director of RA Capital Advisors, LLC, a private investment bank specializing in mergers and acquisitions, private financings and restructurings. From 2004 to 2014, he served as Chief Financial Officer and then Chief Development Officer of Epsilon Systems Solutions, Inc. Since 2008, Mr. Stewart has served as President and CEO of FIT Advisors, LLC, a boutique consulting firm that has offered temporary CFO services and served clients from start-up ventures to large private companies. Currently, Mr. Stewart only provides board services through FIT Advisors, LLC. Prior to his business career, Mr. Stewart served over ten years as a submarine nuclear engineer in the United States Navy. He received his B.S. in Oceanography, with distinction, from the U.S. Naval Academy and his M.B.A. from Harvard Business School.

Kirk Arthur has served as our Senior Vice President of Global Sales since January 2026. From September 2014 to January 2026, Mr. Arthur served in leadership roles within Microsoft Corporation’s Worldwide Public Sector organization, including as Global Solutions Lead for Public Safety & Justice and later as head of the Government Solutions team. In his most recent role at Microsoft, Mr. Arthur led the Worldwide Public Sector Solutions team, where he was responsible for setting strategic priorities, advancing operational excellence, and scaling field enablement across global markets spanning Government, Education and Defense & Intelligence. Earlier in his career, Mr. Arthur served as a Special Agent with the U.S. Secret Service, including assignments with the Presidential Protective Division and leadership of Electronic Crimes Task Forces, overseeing complex cyber investigations and interagency initiatives. Mr. Arthur served as a Police Officer prior to joining the U.S. Secret Service. Mr. Arthur holds a B.A. in Sociology from the University of Washington.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation and Human Capital Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2025 executive compensation program for our “named executive officers,” or NEOs, including how and why our Compensation and Human Capital Committee arrived at specific compensation decisions for 2025 for our NEOs.

Our named executive officers for the year ended December 31, 2025 were the following individuals:

•	Ralph A. Clark, our President, Chief Executive Officer and Director;

•	Alan R. Stewart, our Chief Financial Officer and Secretary; and

•	Nasim Golzadeh, our former Managing Director, Technologic and Executive Vice President, Investigative Solutions. Ms. Golzadeh resigned effective March 31, 2026.

Consideration of the Say-on-Pay Vote

We held our non-binding shareholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) at our 2025 annual meeting of stockholders. Our stockholders indicated their support for our executive compensation program with approximately 97% of the shares represented and entitled to vote on this proposal voting in favor of the compensation of our named executive officers for fiscal year 2024. The Compensation and Human Capital Committee and the other members of our Board believe this level of approval of our executive compensation program indicates significant stockholder support of our compensation philosophy and goals. The Compensation and Human Capital Committee will continue to consider stockholder feedback, and the outcomes of future say-on-pay-votes, when evaluating our executive compensation programs and practices and making compensation decisions for our executive officers.

Executive Summary

2025 Company Goals

Our Compensation and Human Capital Committee oversees our executive compensation program and matters relating to human capital management and corporate culture which informs the Compensation and Human Capital Committee’s approach to executive compensation decisions at the Company – both in the short- and long-term. For 2025, the Compensation and Human Capital Committee focused on financial metrics aligned with our growth and profitability as well as strategic goals aligned with our people, customers and operations, as follows:

•	Growth in revenue and Adjusted EBITDA margin;

•	Revenue retention from existing clients;

•

Achievement of a “Great Place to Work” certification, which demonstrates our executives’ commitment to implementing a conducive corporate environment for our employees and promotes our human capital management objectives; and

•	Achievement of a high Net Promoter Score for our flagship ShotSpotter gunshot detection product offering.

2025 Business Highlights

Performance highlights from 2025 included:

•	Revenues increased 2% to a record $104.1 million, compared to $102.0 million in 2024;

•	Gross profit decreased 2% to $56.6 million (54% of revenues), compared to $57.9 million (57% of revenues) in 2024;

•	GAAP net loss totaled $9.4 million, compared to GAAP net loss of $9.2 million in 2024;

•	Adjusted EBITDA totaled $12.6 million (12% of revenues), compared to $14.4 million (14% of revenues) in 2024;

•

Annual recurring revenue starting on January 1, 2026, was $95.4 million compared to $95.6 million on January 1, 2025. Revenue retention rate was 99%, related to the loss of the Chicago ShotSpotter contract in 2024, compared to 105% in 2024;

•	Sales and marketing spend per $1.00 of new annualized contract value was $0.56, compared to $0.63 in 2024; and

•	Went “live” with ShotSpotter in 10 new cities, 2 universities and 11 expansions with current customers.

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, for a more detailed discussion of our business and 2025 financial results.

Adjusted EBITDA is a non-GAAP financial measure that represents the Company’s net income (loss) before interest (income) expense, income taxes, depreciation, amortization and impairment, restructuring costs and losses on restructuring related fixed asset disposals, stock-based compensation expense and acquisition-related expenses, including adjustments to the company’s contingent consideration obligation. Adjusted EBITDA is a measure used by management internally to understand and evaluate the Company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for our solutions. In particular, the exclusion of these expenses in calculating Adjusted EBITDA facilitates comparisons of the Company’s operating performance on a period-to-period basis.

We believe Adjusted EBITDA also provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). See Appendix A of this Proxy Statement for a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure.

Annual Recurring Revenue (ARR) is calculated for a year based on the expected GAAP revenue for the year from contracts that are in effect on January 1st of such year, assuming all such contracts that are due for renewal during the year renew as expected on or near their renewal date, and including contracts executed during the year after January 1st, but for which GAAP revenue recognition starts January 1st of the year.

Revenue retention rate is calculated for each year by dividing the (a) total revenues for such year from those customers who were customers during the corresponding prior year by (b) total revenues from all customers in the corresponding prior year. For the purposes of calculating our revenue retention rate, we count as customers all entities with which we had contracts in the applicable year. Revenue retention rate for any given period does not include revenues attributable to customers first acquired during such period. We focus on our revenue retention rate because we believe that this metric provides insight into revenues related to and retention of existing customers. If our revenue retention rate for a year exceeds 100%, this indicates a low churn and means that the revenues retained during the year, including from customer expansions, more than offset the revenues that we lost from customers that did not renew their contracts during the year.

Sales and Marketing Spend per $1.00 of New Annualized Contract Value is calculated as the total sales and marketing expense during a year divided by the first 12 months of contract value for contracts entered into during the same year. We use this metric to measure the efficiency of our sales and marketing efforts in acquiring customers, renewing customer contracts, and expanding their coverage areas.

Summary of 2025 Compensation Actions

•	No Changes to NEO Target Compensation. We kept the cash salaries, target annual incentive opportunities, and the target value of equity awards for our NEOs in 2025 the same as in 2024.

•

Annual Performance Bonus Payouts Aligned to Company Performance. We paid performance-based bonuses at 64% of the target bonus eligibility to Mr. Clark, 65.63% of the target bonus eligibility to Mr. Stewart and 70% of the target bonus eligibility for Ms. Golzadeh based on the Compensation and Human Capital Committee’s determination of the Company’s 65.63% achievement of its performance goals, as discussed under “Annual Bonus Plan” below.

•

Granted Equity Awards Aligned to Stockholders. We granted performance-based equity awards using a combination of time-vesting RSUs and performance-based restricted stock units (“PSUs”), based on revenue and Adjusted EBITDA performance goals for fiscal year 2027, which will vest based on the achievement of these criteria in 2028. Assuming the PSUs vest based on the achievement of these criteria at target, the split between RSUs and PSUs is 50/50 for each of the NEOs. The Compensation and Human Capital Committee believes that these awards strongly aligned our NEOs’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging the retention of our NEOs. The vesting periods for our equity grants that are solely subject to time-based vesting to our NEOs vest over three years and the PSUs vest at the end of three years based on performance of the financial goals.

•

Designed Program to be Significantly “At-Risk”. We structured 91% of our Chief Executive Officer’s (Mr. Clark’s) target compensation and 80% of the average of the other named executive officers’ (Mr. Stewart’s and Ms. Golzadeh’s) target compensation as variable or at-risk pay, consisting of an annual performance bonus and equity awards. “Target compensation” consists of base salary, target performance bonus opportunity and equity awards granted in 2025.

Non-PEO NEO Average Target Pay Mix
20%
8%
80%
at risk pay
Base
Bonus
RSUs

Key Executive Compensation Design Principles

What We Do	What We Don’t Do
Pay for performance – structure a substantial portion of pay to be “at risk” and based on Company performance.	No tax gross-ups.

Bonuses are dependent on a short-term incentive plan that uses (i) financial goals tied to metrics comprising revenue, Adjusted EBITDA margin and revenue attrition from existing clients that are aligned with our growth and profitability; (ii) strategic goals tied to our achievement of “Great Places to Work” certification and a Net Promoter Score for our flagship ShotSpotter gunshot detection product offering, reflecting our commitment to outstanding customer success and satisfaction, and aligned with our commitment to our people, customers and operations; and (iii) a clear weighting structure and threshold, target and maximum payout levels for achievement of each of our financial and strategic goals.	No fringe benefits or perquisites that are not available to all employees.

Retain independent compensation consultant for guidance in making compensation decisions. The compensation consultant advises our Compensation and Human Capital Committee on market practices, including identifying a peer group of companies and their compensation practices, so that our Compensation and Human Capital Committee can regularly assess our individual and total compensation programs against these peer companies, the general marketplace and other industry data points.	No hedging or pledging of Company stock.

Annual review of compensation – the Compensation and Human Capital Committee with the assistance of its independent consultant reviews the Company’s executive program annually, considering best practices.	No guaranteed bonus or base salary increases.

Equity awards granted to our executive officers are a combination of time-vesting RSUs and “at-risk” PSUs, based on revenue and Adjusted EBITDA performance goals, which will vest over multi-year periods, consistent with current market practice and our retention objectives.

Our Compensation and Human Capital Committee selects our peers based on quantitative and qualitative criteria, including industry, revenue and market capitalization.

Our Board adopted Stock Ownership Guidelines that require minimum ownership of our common stock by our non-employee directors and executive officers.

Our Board adopted a clawback policy consistent with Nasdaq rules requiring repayment of incentive compensation as a result of financial restatement.

Compensation Program Objectives and Elements

We operate in a highly competitive environment that relies heavily on talent. A core objective of our compensation program is to enable the attraction, retention and motivation of top talent that will provide us with the expertise and skills necessary to deliver on our short- and long-term goals.

The three main elements of our compensation programs for 2025 are described below, along with the objectives and governance of each.

Element of Compensation	Objectives	Governance and Process
Base Salary (fixed cash)	A general market practice as part of a competitive total compensation package. Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data reviewed by our independent compensation consultant.

Annual Performance Bonus (at-risk cash)	Motivates and rewards for the achievement of key annual financial goals.	Target bonus opportunities are generally reviewed annually and determined based upon positions that have similar impact on the organization as well as competitive market data. Actual bonus amounts are dependent upon the achievement of specific corporate objectives approved and communicated by the Compensation and Human Capital Committee at the beginning of the year. Actual bonus amounts are determined after the end of the year following the certification of financial and business results.

Equity (long-term at-risk equity)

Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long term.

Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.

We do not have any formal policies for allocating compensation among cash and equity-based compensation, but our general practice is to weigh more heavily towards equity-based compensation than total cash compensation provided to our executives, when viewed over a multiple-year period. In any particular year, the ratio of awarded equity-based compensation to total compensation may vary because the Compensation and Human Capital Committee considers various factors in awarding equity including the amount of unvested equity remaining for each individual executive, the potential compensation that would be realized by the executives for their equity after modeling different potential future stock prices and vesting of their unvested awards, and the dilutive impact to our stockholders of granting new equity awards to our executives.

We are strongly committed to a pay-for-performance culture which includes using cash incentives to reward in-year execution as well as long-term incentives that increase in value as the stock price improves. We also provide the opportunity for our named executive officers to enroll in benefits that are available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee health and welfare benefit plans.

Determining Executive Compensation

Role of Compensation and Human Capital Committee, Board and Management

The Compensation and Human Capital Committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers and employees and the development and administration of the Company’s compensation plans. For details on the Compensation and Human Capital Committee’s oversight of our executive compensation program, see the section titled “Information Regarding the Board of Directors and Corporate Governance–Board Committees–The Compensation and Human Capital Committee” in this Proxy Statement. Our Compensation and Human Capital Committee consists solely of independent members of the Board.

The Compensation and Human Capital Committee reviews and makes decisions with respect to all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation and Human Capital Committee performance assessments and compensation recommendations. In making his recommendations, the Chief Executive Officer reviews compensation data provided by the independent compensation consultant to the Compensation and Human Capital Committee, as described below. While the Chief Executive Officer discusses his recommendations with the Compensation and Human Capital Committee and the Board, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation and Human Capital Committee or the Board discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation and Human Capital Committee or the Board to make presentations, provide financial or other background information or advice, or otherwise participate in the Compensation and Human Capital Committee or Board meetings.

The Compensation and Human Capital Committee meets periodically throughout the year to manage and evaluate our executive compensation program and determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis, typically at the beginning of each fiscal year. However, decisions may occur during the year for new hires, promotions, or other special circumstances as the Compensation and Human Capital Committee determines appropriate. Neither the Board nor the Compensation and Human Capital Committee delegates authority to approve executive officer compensation. The Compensation and Human Capital Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers; awards are generally approved at a meeting of the Compensation and Human Capital Committee in the first quarter of each year, with a grant date selected by the Compensation and Human Capital Committee.

Role of Compensation Consultant

The Compensation and Human Capital Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In 2025, we retained Aon to conduct market research and analysis to assist the Compensation and Human Capital Committee in developing appropriate compensation and incentives for our executive officers and non-employee directors for 2025, to advise the Compensation and Human Capital Committee, to provide ongoing recommendations regarding material executive officer and non-employee director compensation decisions, to review compensation proposals from management, and ensure that our compensation programs remain competitive in attracting and retaining talented executives. Aon reports directly to the Compensation and Human Capital Committee, which maintains the authority to direct its work and engagement. Aon interacts with management to gain access to company information that is required to perform its services and to understand the culture and policies of our organization. Prior to engaging Aon, our Compensation and Human Capital Committee considered the independence factors set forth in Nasdaq listing standards.

Aon’s engagement with respect to 2025 executive compensation decisions included conducting a review of the design and competitive positioning of our compensation programs for our Chief Executive Officer, other executive officers and non-employee directors in preparation for making compensation decisions for 2025, reviewing our aggregate long-term incentive practices, and updating its prior compensation study regarding equity grant practices. As part of the in-depth review for 2025 compensation, Aon provided the Compensation and Human Capital Committee with the following services, which the Compensation and Human Capital Committee used to make decisions related to compensation for 2025:

•

reviewed and provided an analysis of the compensation arrangements for all our NEOs, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program;

•	advised on the design and structure of our cash and equity incentive compensation programs;

•	prepared an analysis of our share usage under our equity incentive plan;

•	updated the Compensation and Human Capital Committee on emerging trends and best practices in the area of executive and Board compensation; and

•	provided recommendations and assisted with developing our peer group.

In determining whether to engage Aon, the Compensation and Human Capital Committee considered the following factors: (i) the amount of fees paid to the compensation consultant, as a percentage of the firm’s total revenue; (ii) the provision of other services to us by the compensation consultant; (iii) the compensation consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the Compensation and Human Capital Committee; (v) any business or personal relationship of the compensation consultant or the individual compensation advisors employed by the firm with any of our executive officers or any members of the Compensation and Human Capital Committee; and (vi) any shares of our common stock owned by the compensation consultant or the individual compensation advisors employed by the firm.

Peer Group and Market Data

The Compensation and Human Capital Committee in June 2024, with the assistance of Aon, adopted an updated peer group of companies. While the Compensation and Human Capital Committee adopted a new compensation peer group in 2025, the Committee did not review the compensation for each named executive officer’s position relative to the peer companies because, as discussed below, the Compensation and Human Capital Committee maintained the compensation levels from 2024 for 2025 for each named executive officer for each of salary, annual incentive and equity awards. The peer group consisted of the following companies:

American Software, Inc. (LGTY)	Kaltura, Inc. (KLTR)
Arteris, Inc. (AIP)	Latch, Inc. (LTCH)
Axon Enterprise, Inc. (AXON)	Matterport Inc (MTTR)
CoreCard Corporation (CCRD)	Mitek Systems, Inc. (MITK)
CS Disco, Inc. (LAW)	ON24, Inc. (ONTF)
Digimarc Corporation (DMRC)	OneSpan Inc. (OSPN)
eGain Corporation (EGAN)	Ooma, Inc. (OOMA)
Expensify, Inc. (EXFY)	Rekor Systems, Inc. (REKR)
Intuitive Machines, Inc. (LUNR)	Telos Corporation (TLS)
Inuvo, Inc. (INUV)	Veritone, Inc. (VERI)

The 2025 peer group was recommended by Aon and selected based on the following parameters at the time that the peer group was adopted in June 2024:

•	publicly traded technology companies, with a focus on software companies that are security oriented;

•	companies with revenue generally between one-third and three times of then trailing twelve-month revenue, between $30 million to $280 million;

•	companies with a 30-day average market capitalization, as of May 3, 2024, between $60 million to $500 million, which signifies 1/3x – 3x SoundThinking’s 30-day average market value; and

•	companies with an employee headcount between 100 to 925 employees, which was 1/3x – 3x SoundThinking’s headcount at the end of 2023.

We believe that the compensation practices of our peer group provided us with appropriate compensation reference points for evaluating and determining the compensation of our named executive officers. Consistent with best practices for corporate governance, the Compensation and Human Capital Committee expects to review our peer group annually.

In June 2025, the Compensation and Human Capital Committee, in consultation with Aon, evaluated and approved updates to our peer group based on updated ranges for the defined characteristics for market capitalization, revenue, headcount and other relevant factors.

Factors Used in Determining Executive Compensation

The Compensation and Human Capital Committee sets the compensation of our executive officers at levels the Compensation and Human Capital Committee determines to be competitive and appropriate for each named executive officer, in line with the Company’s business objectives and corporate performance and with current market practices. To this end, the Compensation and Human Capital Committee uses its professional experience and judgment to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. Compensation decisions are not made by use of a formulaic approach; the Compensation and Human Capital Committee believes that these decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, the Compensation and Human Capital Committee generally takes into consideration the following factors:

•	our corporate performance and business needs;

•	each named executive officer’s individual performance, experience, job function, change in position or responsibilities and expected future contributions to our company;

•	internal pay equity among our named executive officers and positions;

•	the need to attract new talent to our executive team and retain existing talent in a highly competitive industry;

•	a range of market data reference points;

•	the total compensation cost and stockholder dilution from executive compensation actions;

•	trends and compensation paid to similarly situated executives within our market;

•	its compensation consultant’s recommendations;

•	a review of each named executive officer’s total targeted and historical compensation and equity ownership; and

•

our Chief Executive Officer’s recommendations, based on the Chief Executive Officer’s direct knowledge of the performance of each named executive officer and the Chief Executive Officer’s review of competitive market data.

Base Salary

Base salaries for each of our named executive officers were initially established through arm’s-length negotiations at the time of the named executive officer’s hiring, taking into account such named executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with executives at other companies.

In February 2025, the Compensation and Human Capital Committee reviewed the base salaries of Mr. Clark, Mr. Stewart and Ms. Golzadeh and determined that no adjustments were warranted for 2025. The following table sets forth the 2024 and 2025 base salaries for our named executive officers, which remained unchanged in 2025 from their 2024 levels:

Name	Position	2024 Base Salary ($)	2025 Base Salary ($)	Increase (%)
Ralph A. Clark	Chief Executive Officer, President and Director	472,500	472,500	—
Alan R. Stewart	Chief Financial Officer and Secretary	378,000	378,000	—
Nasim Golzadeh	Former Managing Director, Technologic and Executive Vice President, Investigative Solutions	330,750	330,750	—

Annual Bonus Plan

Our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for achievement toward these goals.

In January 2025, our Compensation and Human Capital Committee adopted a short-term incentive plan that includes the following financial (75% of total opportunity) and strategic goals (25% of total opportunity):

•	Revenue growth (25%)

•	Adjusted EBITDA Margin (25%)

•	Revenue retention (25%)

•	ShotSpotter Net Promoter Score (12.5%)

•	Great Places to Work Certification (12.5%)

Each of the financial goals is measured independently on a scale ranging from threshold to maximum with payouts ranging from 50% of target payout at threshold to 150% of target payout at maximum. The strategic goals are assessed on an achieved or not achieved basis. These goals collectively reflect our 2025 strategy to scale innovation with disciplined performance, deepen customer trust and sustain long-term relationships with our customers. The Compensation and Human Capital Committee selected revenue growth and Adjusted EBITDA margin to incentivize profitable expansion and operational rigor, and revenue retention and the ShotSpotter Net Promoter Score to reinforce accountability for solution effectiveness and building trusted partnerships with our customers. The Great Place to Work certification was included to ensure continued focus on the cultural foundation necessary to attract, retain and motivate the talent required to execute our strategy.

The performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which such officer achieves the financial and strategic goals above that our Board or Compensation and Human Capital Committee establishes and is paid annually. Annually, the Compensation and Human Capital Committee of our Board reviews the achievement of the goals under the Annual Bonus Plan and determines the actual bonus payout to be awarded to each of our eligible executive officers.

The following table displays the goal attainment percentage for fiscal year 2025.

Financial Goals (75%, weighted equally)	Weighting	Results	Achievement %
GAAP Revenue - $110M	25%	$104.1M	0%
Adjusted EBITDA Margin – 22%	25%	12%	0%
GAAP Revenue Attrition - <=3%	25%	1.5%	34.38%
ShotSpotter Net Promoter Score->55%	12.5%	Achieved (70%)	18.75%
SoundThinking achievement of “Great Places To Work” Certification	12.5%	Achieved	12.5%
Total			65.63%

See Appendix A of this Proxy Statement for a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.

“GAAP Revenue Attrition” for 2025 means, for all customers with contracts in effect at December 31, 2024 (including contracts that had expired as of such date but were later renewed with a coverage period including January 1, 2025), the difference between (a) revenues recognized by the Company in 2025 as a result of price increases pursuant to such contracts or amendments thereto and (b) revenues that would have been recognized by the Company pursuant to such contracts in 2025 but were not recognized due to contract termination or cancellation, price decrease, or gap in paid service. GAAP Revenue Attrition is a measure used by management internally to understand and evaluate our ability to retain our existing customers and in connection with developing future operating plans, making strategic decisions and considering initiatives focused on cultivating new markets for our solutions. We believe GAAP Revenue Attrition also provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board.

For 2025, our named executive officers were eligible to earn annual cash bonuses at target percentages of their respective base salaries equal to 100% for Mr. Clark, 55% for Mr. Stewart and 46% for Ms. Golzadeh based on the achievement of certain corporate performance objectives approved by our Board. The Compensation and Human Capital Committee decided to maintain each named executive officer’s target annual cash bonus opportunity for 2025 at the same level as 2024.

The Compensation and Human Capital Committee reviewed the Company’s achievement against our performance goals and based on the level of corporate achievement, the Compensation and Human Capital Committee approved bonus payments for 2025 for Mr. Clark, Mr. Stewart and Ms. Golzadeh as set forth in the table below:

Name	Target Bonus (% of Salary)	Target Bonus Eligibility ($)	Attainment (%)	2025 Bonus Award ($)
Ralph A. Clark	100	472,500	64.0	302,400
Alan R. Stewart	55	207,900	65.63	136,445
Nasim Golzadeh	46	152,145	70.0	106,502

The Compensation and Human Capital Committee determined to reduce the attainment percentage slightly for Mr. Clark to 64% based on the Company’s performance in 2025 and award Ms. Golzadeh a higher attainment percentage at 70% based on her strong performance in 2025. Each named executive officer’s 2025 cash bonus is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and the discretionary portion of Ms. Golzadeh’s 2025 bonus above the 65.63% attainment percentage is reflected in the Bonus column of the Summary Compensation Table.

The following chart sets forth our named executive officers’ 2025 target bonus, 2025 payout and 2025 payout as a percentage of their 2025 target bonus:

2025 Bonus Plan
100% of Base Salary
55% of Base Salary
46% of Base Salary
64.0%
65.6%
70.0%
$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
71.0%
70.0%
69.0%
68.0%
67.0%
66.0%
65.0%
64.0%
63.0%
62.0%
61.0%
60.0%
Ralph A. Clark
Alan R. Stewart
Nasim Golzadeh
2025 Target
2025 Payout
Payout as % of Target

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.

Since 2024, the Compensation and Human Capital Committee has incorporated PSUs into our LTI program whereby 50% of the total target LTI opportunity is subject to achievement of performance conditions, with the remaining 50% subject to time-based vesting. The time-vesting RSUs vest over three years subject to each NEO’s continuous service. PSUs granted to our named executive officers in 2025 vest at the end of three years, subject to their continuous service on such vesting date, based on performance of the following financial goals:

•	Total revenue in 2027; and

•	Adjusted EBITDA in 2027.

Each of the financial goals is measured independently on a scale ranging from threshold to target to maximum with payouts ranging from 50% of target payout at threshold to 200% of target payout at maximum. For performance below threshold, no award payout is made. We acknowledge that the financial metrics in the PSUs overlap with the Annual Bonus Plan but feel they are unique as the PSU goals are aligned to our performance in 2027 while the Annual Bonus Plan goals were aligned to our performance in 2025. In addition, we feel these goals represent the key focus for us over the medium term.

The target value of the equity awards for each named executive officer in 2025 was unchanged from 2024, with a target value of $3.8 million for Mr. Clark, our chief executive officer, and $1.2 million for each of the other named executive officers. The target value of the equity awards differs from that reported in the Summary Compensation Table because that disclosure reflects the accounting value of the awards calculated in accordance with FASB ASC Topic 718, which does not match the target value used by the Compensation and Human Capital Committee for compensation-setting purposes.

Each of our named executive officers currently holds stock options previously granted prior to 2024, RSUs under our 2005 Equity Incentive Plan (the “2005 Plan”) and/or 2017 Equity Incentive Plan (the “2017 Plan”) and

PSUs under our 2017 Plan. Each of the awards were granted subject to the general terms of the applicable plan and the applicable forms of equity award agreements thereunder. The specific vesting terms of each named executive officer’s stock options, PSUs and RSUs are described below under “Outstanding Equity Awards as of December 31, 2025.” We currently grant equity awards pursuant to the 2017 Plan.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by our named executive officers listed below during the years ended December 31, 2025 and 2024.

Name	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Ralph A. Clark	2025	472,500	—	3,818,151	302,400	7,000	4,600,051
President and Chief Executive Officer	2024	468,750	—	4,137,624	366,188	14,014	4,986,576
Alan R. Stewart	2025	378,000	—	1,193,179	136,445	7,000	1,714,624
Chief Financial Officer	2024	375,000	—	1,293,015	161,123	12,123	1,841,261
Nasim Golzadeh	2025	330,750	6,649	1,193,179	99,853	7,000	1,637,431
Managing Director, Technologic and Executive Vice President, Investigative Solutions	2024	328,125	—	1,293,015	117,912	9,288	1,748,340

(1)	For 2025, represents the discretionary portion of Ms. Golzadeh’s 2025 cash bonus, see the discussion in “Annual Bonus Plan” above.
(2)

The amounts reported here do not reflect the actual economic value realized by our named executive officers. In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock awards, calculated in accordance with ASC 718. This column includes both RSUs and PSUs. Assumptions used in the calculation of the grant date fair value of the stock awards are set forth in Note 13, “Equity Incentive Plans” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of the PSUs granted were computed in accordance with ASC 718 based upon the probable outcome of the performance conditions as of the grant date and are $1,909,067 for Mr. Clark, $596,573 for Mr. Stewart and $596,573 for Ms. Golzadeh. Assuming the highest level of performance achievement of the PSUs as of the grant date, the grant date fair value of the PSUs would be: $3,818,135 for Mr. Clark, $1,193,147 for Mr. Stewart and $1,193,147 for Ms. Golzadeh.

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” represent amounts paid for the achievement of pre-established corporate performance goals during fiscal year 2025, see “Annual Bonus Plan” above.

(4)	Amounts reported in this column represent a 401(k) company match pursuant to our 401(k) Plan available to all employees.

Outstanding Equity Awards as of December 31, 2025

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

	Option Awards						Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Ralph A. Clark	3/27/2017	18,000			3.06	3/27/2027
	3/6/2020	31,855			34.07	3/05/2030
	3/9/2021	30,269			37.26	3/09/2031
	2/17/2022	183,345	7,975	(1)(2)	26.50	2/16/2032
	2/17/2022						2,366	(3)	18,999	(8)
	2/27/2023	69,766	28,730	(1)(2)	32.89	2/27/2033
	2/27/2023						22,804	(4)	183,116	(8)
	3/1/2024						58,309	(5)	761,516	(8)
	3/1/2024										38,873	(7)	312,150	(8)
	3/1/2024										38,873	(7)	312,150	(8)
	2/28/2025						96,831	(6)	777,553	(8)
	2/28/2025										58,097	(9)	466,519	(8)
	2/28/2025										58,097	(9)	466,519	(8)
Alan R. Stewart	3/6/2020	13,697			34.07	3/5/2030
	3/9/2021	6,165			37.26	3/9/2031
	2/17/2022	30,557	1,330	(1)(2)	26.50	2/16/2032
	2/17/2022				—		5,915	(3)	77,250	(8)
	2/27/2023	17,441	7,183	(1)(2)	32.89	2/27/2033
	2/27/2023						4,751	(4)	38,151	(8)
	3/1/2024						10,123	(5)	81,288	(8)
	3/1/2024										12,148	(7)	97,548	(8)
	3/1/2024										12,148	(7)	97,548	(8)
	2/28/2025						27,234	(6)	218,689	(8)
	2/28/2025										18,155	(9)	145,785	(8)
	2/28/2025										18,155	(9)	145,785	(8)
Nasim Golzadeh(10)	3/7/2019	50,000			44.95	3/6/2029
	3/6/2020	21,419			34.07	3/5/2030
	3/9/2021	3,923			37.26	3/9/2031
	2/17/2022	30,557	1,330	(1)(2)	26.50	2/16/2032
	2/17/2022					—	5,915	(3)	77,250	(8)
	2/27/2023	17,441	7,183	(1)(2)	32.89	02/27/2033
	2/27/2023					—	4,751	(4)	38,151	(8)
	3/1/2024						10,123	(5)	81,288	(8)
	3/1/2024										12,148	(7)	97,548	(8)
	3/1/2024										12,148	(7)	97,548	(8)
	2/28/2025						27,234	(6)	218,689	(8)
	2/28/2025										18,155	(9)	145,785	(8)
	2/28/2025										18,155	(9)	145,785	(8)

(1)	1/48th of the shares subject to the stock option vest each month following the grant date.
(2)

Stock option is subject to accelerated vesting upon a qualifying termination of the executive’s employment with us, as described below under “Potential Payments and Benefits upon Termination or Change in Control.”

(3)	Represents RSUs. The RSUs vest as follows: 6.25% of the RSUs shall vest quarterly, starting February 17, 2022, subject to continued employment on each such vesting date.
(4)	Represents RSUs. The RSUs vest as follows: 6.25% of the RSUs shall vest quarterly, starting February 27, 2023, subject to continued employment on each such vesting date.
(5)	Represents RSUs. The RSUs vest as follows: 8.33% of the RSUs shall vest quarterly, starting March 1, 2024, subject to continued employment on each such vesting date.
(6)	Represents RSUs. The RSUs vest as follows: 8.33% of the RSUs shall vest quarterly, starting February 28, 2025, subject to continued employment on each such vesting date.
(7)

Represents PSUs. The PSUs vest at the end of three years based on revenue and Adjusted EBITDA performance goals for fiscal year 2026, subject to continued employment on the vesting date. The numbers shown as Equity Incentive Plan Awards reflect, in accordance with SEC disclosure rules, the number of PSUs that would be attained based on achieving threshold performance goals.

(8)	The market value is based on the closing price of our common stock as of December 31, 2025, the last trading day of the year, of $8.03 per share.
(9)

Represents PSUs. The PSUs vest at the end of three years based on revenue and Adjusted EBITDA performance goals for fiscal year 2027, subject to continued employment on the vesting date. The numbers shown as Equity Incentive Plan Awards reflect, in accordance with SEC disclosure rules, the number of PSUs that would be attained based on achieving threshold performance goals.

(10)	All of Ms. Golzadeh’s outstanding and unvested equity awards were forfeited upon her termination of employment on March 31, 2026.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We have granted stock options from time to time in prior years to our named executive officers. During 2025 we did not make any stock option grants under our compensation program and granted only RSUs and PSUs. We do not maintain any formal or informal policy or practice regarding the timing of stock option grants in relation to the disclosure of material nonpublic information and have no policies on practices to disclose pursuant to Item 402(x)(1) of Regulation
S-K.
Named Executive Officer Offer Letters and Arrangements
The initial terms and conditions of employment for each of our named executive officers are set forth in written offer letters. In March 2017, we entered into revised employment offer letters with each of Mr. Clark and Mr. Stewart, and we entered into an offer letter with Ms. Golzadeh in February 2019, which terminated in March 2026 effective upon Ms. Golzadeh’s resignation. Our offer letters with each of our named executive officers set forth the terms and conditions of such named executive officer’s employment with us, the terms of which are described below. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement. Any potential payments and benefits due to our named executive officers upon a termination of employment or a change in control of us are further described below under the heading “Potential Payments and Benefits Upon Termination or Change in Control.”
Ralph A. Clark
We entered into an initial offer letter with Ralph A. Clark, our President and Chief Executive Officer in July 2010, which set forth the initial terms and conditions of his employment with us. In March 2017, we entered into an amended and restated offer letter with Mr. Clark, which replaced and superseded Mr. Clark’s prior offer letter. Mr. Clark’s base salary for 2025 was $472,500 per year. Based on input from the Compensation and Human Capital Committee’s consultant, Aon, and review of salaries paid by companies in the Company’s peer group, the Compensation and Human Capital Committee did not approve any increase in Mr. Clark’s salary in 2026. Mr. Clark was eligible to receive a 2025 annual bonus determined in the discretion of the Board or Compensation and Human Capital Committee, with the target bonus set at 100% of his base salary, also subject to adjustment by the Board or Compensation and Human Capital Committee. For 2025 and 2026, the Compensation and Human Capital Committee set Mr. Clark’s target bonus amount at 100% of his base salary. Mr. Clark’s employment is at will and may be terminated at any time, with or without cause.
Alan R. Stewart
We entered into an initial offer letter with Alan R. Stewart, our Chief Financial Officer, in January 2017, which set forth the initial terms and conditions of his employment with us. In March 2017, we entered into an amended and restated offer letter with Mr. Stewart, which replaced and superseded Mr. Stewart’s prior offer letter. Mr. Stewart’s base salary for 2025 was $378,000 per year. Based on input from the Compensation and Human Capital Committee’s consultant, Aon, and review of salaries paid by companies in the Company’s peer group, the Compensation and Human Capital Committee did not approve any increase in Mr. Stewart’s salary in 2026. Mr. Stewart was eligible to receive a 2025 annual target bonus determined in the discretion of the Board or Compensation and Human Capital Committee. For 2025 and 2026, the Compensation and Human Capital Committee set Mr. Stewart’s target bonus amount at 55% of his base salary. Mr. Stewart’s employment is at will and may be terminated at any time, with or without cause.

Nasim Golzadeh

We entered into an offer letter with Nasim Golzadeh, our former Managing Director, Technologic and Executive Vice President, Investigative Solutions, in February 2019, which set forth the initial terms and conditions of her employment with us. Ms. Golzadeh’s base salary for 2025 was $330,750 per year. Based on input from the Compensation and Human Capital Committee’s consultant, Aon, and review of salaries paid by companies in the Company’s peer group, the Compensation and Human Capital Committee did not approve any increase in Ms. Golzadeh’s salary in 2026. Ms. Golzadeh was eligible to receive a 2025 annual target bonus determined in the discretion of the Board or Compensation and Human Capital Committee. For 2025 and 2026, the Compensation and Human Capital Committee set Ms. Golzadeh’s target bonus amount at 46% and 50%, respectively, of her base salary. Ms. Golzadeh ceased to be an employee on March 31, 2026.

Potential Payments and Benefits upon Termination or Change in Control

The offer letter agreements with each of Mr. Clark, Mr. Stewart provide, and offer letter agreement with Ms. Golzadeh provided, that if we terminate such named executive officer for any reason other than for cause, death or disability, such named executive officer would be entitled to receive the following severance benefits:

•	payment of such officer’s then-current base salary for a period of six months following the termination date; and

•	acceleration of six months of vesting of then-unvested options (or, for Ms. Golzadeh only, options and RSUs) held by such executive officer.

In addition, if we terminate such named executive officer other than for cause, death or disability, or such named executive officer resigns his or her position with us for good reason, immediately prior to or within 12 months of a change in control, then the named executive officer shall also be entitled to receive 100% acceleration of vesting of then-unvested options or RSUs held by such named executive officer upon such qualifying termination. Payment of any severance benefits is conditioned on the named executive officer’s timely execution of a general release of claims in our favor.

The acceleration of vesting provisions as described above only govern the options (or, for Ms. Golzadeh only, options and RSUs) held by such executive officer as of the date of their respective offer letter agreements. All of Ms. Golzadeh’s outstanding and unvested equity awards were forfeited upon her termination of employment on March 31, 2026.

Incentive Compensation Recoupment Policy

In November 2023 we implemented our Incentive Compensation Recoupment Policy, a Dodd-Frank Act-compliant clawback policy, as required by SEC rules. Additionally, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended.

Non-Employee Director Compensation

The following table sets forth information regarding cash and non-cash compensation earned by or paid to our non-employee directors during the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
William J. Bratton	45,000	129,191	174,191
Burton Goldfield	24,876	147,076	171,952
Deborah A. Grant	61,059	144,697	205,756
Roberta Jacobson	48,000	129,191	177,191
Pascal Levensohn	27,261	—	27,261
Marc Morial	57,500	129,191	186,691
Ruby Sharma	60,000	129,191	189,191

(1)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reported reflect the aggregate grant date fair value of all RSUs granted to our non-employee directors during fiscal year ended December 31, 2025, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(2)

As of December 31, 2025, the aggregate number of shares underlying RSU awards outstanding held by our non-employee directors listed above were as follows: Mr. Bratton, 8,115 shares; Mr. Goldfield, 9,242 shares; Ms. Grant, 17,674 shares; Ambassador Jacobson, 16,700 shares; Mr. Morial, 8,115 shares and Ms. Sharma, 8,115 shares.

Non-Employee Director Compensation Policy

In accordance with our policy for the compensation of our non-employee directors (the “Non-Employee Director Compensation Policy”), the Board Chair was entitled to receive a retainer at an annualized rate of $65,000 and each other non-employee director was entitled to receive a board service retainer at an annualized rate of $40,000 during 2025. The chairs of our Audit Committee, our Compensation and Human Capital Committee and our Nominating and Corporate Governance Committee were entitled to receive committee chair service retainers at the annualized rate of $20,000, $10,000 and $7,500, respectively, during 2025. Non-Chair members of our Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee were entitled to receive committee service retainers at the annualized rate of $10,000, $5,000 and $3,000, respectively, during 2025. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our Board or any committee thereof.

In addition to cash compensation, under the Non-Employee Director Compensation Policy, each non-employee director was eligible to receive RSU awards pursuant the 2017 Plan. Each non-employee director appointed during 2025 was eligible to receive a RSU (an “Initial Award”) with an aggregate grant date fair value of $125,000, prorated for his or her days of service in the year of appointment until the next annual meeting of stockholders. On the date of each annual meeting of stockholders, each non-employee director in office immediately following such annual meeting was eligible to receive an RSU (an “Annual Award”) with an aggregate grant date fair value totaling $125,000, except that the Chair was entitled to receive an Annual Award with additional fair market value of $25,000. However, if the Chair of the Board was also the chair of any committee, the dollar value of the Initial Award or Annual Award shall be reduced by any cash compensation received as a result of such director’s chair role of such committee. Accordingly, each non-employee member of the Board received an Annual Award immediately following our meeting of stockholders with a grant date fair value of $125,000.

Each Initial Award and Annual Award vests on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the Company’s first annual meeting of stockholders following such grant date provided that such director is providing service to the Company as a member of the Board as of such date. In addition, the vesting of all RSUs granted under the Non-Employee Director Compensation Policy will accelerate in full upon a Change in Control (as defined in the 2017 Plan) or immediately prior to the effectiveness of a non-employee director’s resignation or removal (and contingent upon the effectiveness of a Change in Control) in the event that the non-employee director is required to resign his or her position as a non-employee director as a condition of the Change in Control or the non-employee director is removed from his or her position as a non-employee director in connection with the Change in Control. All awards made pursuant to the Non-Employee Director Compensation Policy are subject to the limitations on compensation payable to non-employee directors set forth in the 2017 Plan.

Each non-employee director may elect to defer cash compensation payable or the delivery of shares in settlement of any RSU award granted under the Non-Employee Director Compensation Policy that would otherwise be paid or delivered to such non-employee director on or following the date such cash compensation is payable or such award vests pursuant to the terms of a deferral election such non-employee director makes in accordance with Non-Employee Director Compensation Policy.

Equity Incentive Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted- average exercise price of outstanding options, warrants and rights (b)($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders(2)	1,689,142	26.41	1,640,331
Equity compensation plans not approved by security holders	—	—	—
Total	1,689,142	26.41	1,640,331

(1)	Excludes RSUs, which have no exercise price.
(2)

These plans consist of our 2005 Equity Incentive Plan, 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan. No further grants were made under the 2005 Equity Incentive Plan after the effectiveness of our 2017 Equity Incentive Plan in 2017 in connection with our initial public offering. Does not include purchase rights accruing under the 2017 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.

(3)

The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board.

(4)

The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 2% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year and (ii) 150,000 shares of our common stock or (iii) a lesser number of shares determined by our Board.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K,
we are providing the following disclosure about the relationship between executive compensation actually paid for our principal executive officer, or PEO and average compensation actually paid to non-PEO
named executive officers, or
Non-PEO
NEOs and certain financial performance of the Company. As a smaller reporting company, we are permitted and have elected to provide scaled pay versus performance disclosure. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, please refer to the “Executive Compensation” section above. The following table presents the pay versus performance information for our named executive officers. The amounts set forth below have been calculated in accordance with Item 402(v) of Regulation
S-K.
Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in this Proxy Statement. Our Compensation and Human Capital Committee did not consider the compensation actually paid calculations below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return ($) (5)	Net Income (Loss) ($) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	4,600,051	1,985,223	1,676,028	869,642	24	(9,420,000)
2024	4,986,576	873,234	1,794,801	709,653	44	(9,180,000)
2023	4,708,087	3,010,978	1,469,708	1,232,663	75	(2,718,000

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Clark (our Chief Executive Officer, or PEO) for 2025 and 2024 in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table” in this Proxy Statement.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Clark, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Clark during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Clark’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2025	4,600,051	(3,818,151)	1,203,323	1,985,223

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year that were Outstanding and Unvested at the End of the Fiscal Year ($)	Change in Fair Value from the End of the Prior Fiscal Year to the End of the Fiscal Year of Unvested Equity Awards Granted in Prior Fiscal Years that were Outstanding and Unvested at the End of the Fiscal Year ($)	Fair Value as of Vesting Date of Equity Awards Granted in the Fiscal Year that Vested in the Fiscal Year ($)	Change in Fair Value from the End of the Prior Fiscal Year to the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year ($)	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year ($)	Total Equity Award Adjustments ($)
2025	1,632,844	(775,262)	273,420	72,321	—	1,203,323

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our
Non-PEO
NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The
Non-PEO
NEOs included for purposes of calculating the average amounts in each applicable year are Mr. Stewart and Ms. Golzadeh.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our
Non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K
for each applicable year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our
Non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for our
Non-PEO
NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,676,028	(1,193,179)	386,793	869,642

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Fiscal Year	Average Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year that were Outstanding and Unvested at the End of the Fiscal Year ($)
Average
Change in Fair
Value from the
End of the Prior
Fiscal Year to
the End of the
Fiscal Year of
Unvested
Equity Awards
Granted in
Prior Fiscal
Years that were
Outstanding
and Unvested at
the End of the
Fiscal Year
($)
			Average Fair Value as of Vesting Date of Equity Awards Granted in the Fiscal Year that Vested in the Fiscal Year ($)	Average Change in Fair Value from the End of the Prior Fiscal Year to the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year ($)	Average Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year ($)	Total Average Equity Award Adjustments ($)
2025	510,258	(229,675)	104,276	1,934	—	386,793

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
Compensation Actually Paid and Net Income (Loss)
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our
Non-PEO
NEOs, on the one hand, to the Company’s net income (loss), on the other.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Net Income
$0
($1,000,000)
($2,000,000)
($3,000,000)
($4,000,000)
($5,000,000)
($6,000,000)
($7,000,000)
($8,000,000)
($9,000,000)
($10,000,000)
($2,718,000)
($9,180,000)
($9,420,000)
2023
2024
2025
PEO
Average for non-PEO NEOs
Net Income

Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our
Non-PEO
NEOs, on the one hand, to the Company’s cumulative total stockholder return, or TSR, over the three years presented in the table, on the other.

Compensation Actually Paid vs. Company TSR
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$80
$70
$60
$50
$40
$30
$20
$10
$0
Cumulative TSR
(value of Initial $100 investment)
$68
$44
$24
2023
2024
2025
PEO
Average for non-PEO NEOs
$24

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure in the section titled “Executive and Director Compensation” contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to align executive compensation with the Company’s business objectives and corporate performance, to be consistent with current market practices, and to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 2.

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that the Board submit this appointment for ratification by the stockholders at the Annual Meeting.

Baker Tilly US, LLP audited our financial statements for the years ended December 31, 2015 through 2025. Representatives of Baker Tilly US, LLP are expected to participate during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SoundThinking and its stockholders.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Baker Tilly US, LLP for the fiscal years ended December 31, 2025 and 2024.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$772,002	$576,619
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$772,002	$576,619

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

Pre-Approval Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Baker Tilly US, LLP. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

All of the services provided by Baker Tilly US, LLP for our fiscal years ended December 31, 2025 and 2024 described above were pre-approved by the Audit Committee. Our Audit Committee has determined that the rendering of services other than audit services by Baker Tilly US, LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with the management of SoundThinking, Inc. The Audit Committee has also reviewed and discussed such financial statements with Baker Tilly US, LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee has discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit Committee

Ruby Sharma (Chair)

Burton Goldfield

Marc Morial

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of SoundThinking, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 9, 2026, for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers (as such term is defined in “Executive and Director Compensation” below) ;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 12,953,937 shares of common stock outstanding as of April 9, 2026.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock that may be issuable upon settlement of outstanding RSUs on or before June 8, 2026 or that may be issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 8, 2026, which is 60 days after April 9, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o SoundThinking, Inc., 39300 Civic Center Dr., Suite 300, Fremont California 94538.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
5% or greater stockholders:
Entities affiliated with Lauder Partners LLC(1)	2,255,406	17.4%
Entities affiliated with Veradace Capital Management LLC(2)	2,089,905	16.1%
Kopion Asset Management, LLC(3)	972,108	7.5%
Bares Capital Management, Inc.(4)	739,213	5.7%
Named executive officers and directors:
William J. Bratton(5)	44,265	*
Burton Goldfield(6)	27,742	*
Deborah A. Grant(7)	28,640	*
Roberta Jacobson(8)	29,289	*
Marc Morial(9)	16,700	*
Ruby Sharma(10)	28,876	*
Ralph A. Clark(11)	923,234	6.9%
Alan R. Stewart(12)	217,500	1.7%
Nasim Golzadeh(13)	175,078	1.3%
All current executive officers and directors as a group (9 persons)(14)	1,491,324	10.9%

*	Represents beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Based on a Schedule 13G/A filed with the SEC on February 9, 2022, reporting beneficial ownership as of December 31, 2021. Consists of: (i) 1,019,529 shares of common stock held by The Gary M. Lauder

Revocable Trust; (ii) 1,136,725 shares of common stock held by Lauder Partners LLC; (iii) 91,000 shares of common stock held by Gary M. Lauder 2015 Trust; and (iv) 8,152 shares of common stock held directly by Mr. Lauder. Mr. Lauder is a Trustee of The Gary M. Lauder Revocable Trust and Gary M. Lauder 2015 Trust and the General Partner of Lauder Partners LLC and has sole voting and dispositive power over the 2,255,406 shares. The address of The Gary M. Lauder Revocable Trust and Lauder Partners LLC is 40th Floor, 767 Fifth Ave., New York, NY 10153.
(2)

Based on a Schedule 13D/A filed with the SEC on March 10, 2026, reporting beneficial ownership as of March 6, 2026. Veradace Capital Management LLC (“Veradace”) is the general partner and the investment adviser of Veradace Partners L.P. (the “Fund”), which is the record and direct beneficial owner of 2,039,805 shares of common stock and options to acquire 50,000 shares of common stock. Alexander Vezendan and John Conlin are the Principals of, and may be deemed to beneficially own securities owned by, Veradace. The address of Veradace Capital Management LLC is 3889 Maple Avenue, Suite 220, Dallas, TX 75219.

(3)

Based on a Schedule 13G filed with the SEC on January 5, 2026, reporting beneficial ownership as of December 31, 2025. Consists of 972,108 shares over which Kopion Asset Management, LLC has sole dispositive power over the shares. The address of Kopion Asset Management, LLC is 400 W. Louisiana Street, McKinney, TX 75069.

(4)

Based on a Schedule 13G filed with the SEC on February 14, 2024, reporting beneficial ownership as of December 31, 2023. Consists of 739,213 shares over which Bares Capital Management, Inc. and Brian Bares have shared voting and dispositive power over the shares. The address of Bares Capital Management, Inc. is 12600 Hill Country Blvd, Suite R-230, Austin, TX 78738.

(5)	Consists of: (i) 36,150 shares of common stock held directly by Mr. Bratton; and (ii) 8,115 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 9, 2026.
(6)

Consists of (i) 18,500 shares of common stock held by the Burton M. and Maud Carol Goldfield Trust, dated 12/6/2000, for which Mr. Burton and his spouse serves as trustees; and (ii) 9,242 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 9, 2026.

(7)

Consists of: (i) 10,966 shares of common stock held directly by Ms. Grant; and (ii) 17,674 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 9, 2026. Ms. Grant has elected to defer the settlement of these RSUs until the earlier of a “change in control” as defined in the 2017 Plan, or within 60 days following her “separation date” (as defined under the deferral election).

(8)

Consists of: (i) 12,589 shares of common stock held directly by Ambassador Jacobson; and (ii) 16,700 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 9, 2026. Ambassador Jacobson has elected to defer the settlement of these RSUs until the earlier of a “change in control” as defined in the 2017 Plan, or within 60 days following her “separation date” (as defined under the deferral election).

(9)	Consists of: (i) 8,585 shares of common stock held directly by Mr. Morial; and (ii) 8,115 shares of common stock issuable pursuant to RSUs expected to settle within 60 days of April 9, 2026.
(10)

Consists of: (i) 20,761 shares of common stock held directly by Ms. Sharma; and (ii) 8,115 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 9, 2026. Ms. Sharma has elected to defer the settlement of these RSUs until the earlier of a “change in control” as defined in the 2017 Plan, or within 60 days following her “separation date” (as defined under the deferral election).

(11)

Consists of: (i) 529,476 shares of common stock held directly by Mr. Clark; (ii) 351,470 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 9, 2026; and (iii) 42,288 shares of common stock expected to settle pursuant to RSUs within 60 days of April 9, 2026.

(12)

Consists of: (i) 135,994 shares of common stock held directly by Mr. Stewart; (ii) 3,750 shares held by Jennifer K. Stewart 401(k) Plan; (iii) 71,755 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 9, 2026; and (iv) 6,001 shares of common stock expected to settle pursuant to RSUs within 60 days of April 9, 2026.

(13)

Consists of: (i) 48,869 shares of common stock held directly by Ms. Golzadeh; and (ii) 126,209 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 9, 2026.

(14)

Consists of: (i) 825,640 shares of common stock; (ii) 116,250 shares of common stock expected to issue upon settlement of RSUs within 60 days of April 9, 2026; and (iii) 549,434 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 9, 2026 held by our current executive officers and directors.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one report covering one transaction was filed late for each of Messrs. Bratton, Goldfield, and Morial and Mmes. Grant, Jacobson and Sharma.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We had no transactions that have occurred since January 1, 2024 and to which we were a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2024 and 2025, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, of an affiliate or immediate family member thereof, has or will have a direct or indirect material interest, other than those already described in this Proxy Statement under the heading “Executive and Director Compensation.”

Related-Person Transactions Policy and Procedures

We have a Related-Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related-person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction, including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation, our management must present information regarding the related-person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration, approval, ratification or rejection. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. Under the policy, the Audit Committee will conduct appropriate continuing oversight of any previously approved or ratified related-person transaction.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related-person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the related-person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the risks, costs and benefits to us; the extent of the related person’s interest in the transaction.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee or other independent body of our Board, determines in the good faith exercise of its discretion.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 annual meeting of stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Corporate Secretary the Company no later than December 23, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

To be timely, a stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 annual meeting of stockholders, unless the date of the 2027 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 annual meeting of stockholders. For the Company’s 2027 annual meeting of stockholders, this means that any such proposal or nomination must be submitted no earlier than February 3, 2027 and no later than March 5, 2027. If the date of the 2027 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 annual meeting of stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting of stockholders, or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the Company.

Notices of any proposals or nominations for the Company’s 2027 annual meeting of stockholders should be sent to our Corporate Secretary, SoundThinking, Inc., 39300 Civic Center Dr., Suite 300, Fremont, California 94538.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and the reduction of environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

This year, a number of brokers with account holders who are SoundThinking stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or SoundThinking. Direct your written request to SoundThinking, Inc., Attn Corporate Secretary, 39300 Civic Center Dr., Suite 300, Fremont, California 94538, or contact us at 1-510-794-3100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.

Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also read and copy any document we file with the SEC at our website at ir.soundthinking.com.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date hereof, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at ir.soundthinking.com, or a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 is available without charge upon written request to our Corporate Secretary at 39300 Civic Center Dr., Suite 300, Fremont, California 94538.

APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In this Proxy Statement, we provide the following non-GAAP financial measure:

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP financial measure, represents the Company’s net income (loss) before interest (income) expense, income taxes, depreciation, amortization and impairment, restructuring costs and losses on restructuring related fixed asset disposals, stock-based compensation expense and acquisition-related expenses, including adjustments to the Company’s contingent consideration obligation. Adjusted EBITDA is a measure used by management internally to understand and evaluate the Company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for our solutions. In particular, the exclusion of these expenses in calculating Adjusted EBITDA facilitates comparisons of the Company’s operating performance on a period-to-period basis.

The following table presents a reconciliation of Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, for each of the periods indicated (in thousands):

	Year Ended December 31,
	2025	2024
	(Unaudited)
GAAP net loss	$(9,420)	$(9,180)
Less:
Interest expense, net	19	154
Income taxes	113	778
Depreciation, amortization and impairment	10,282	10,673
Restructuring expense	197	336
Loss on disposal of fixed assets	—	23
Stock-based compensation expense	11,445	3,000
Change in fair value of contingent consideration	—	(554)
Adjusted EBITDA	$12,636	$14,358
GAAP net loss margin	(9.0)%	(9.0)%
Adjusted EBITDA margin	12%	14%

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MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! 000001 ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/SSTI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/SSTI SOUNDTHINKING, INC. Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposal 2 and a vote A FOR Proposal 3. 1. Election of Class III Directors: For Withhold For Withhold For Withhold 01—Ralph A. Clark 02—Marc Morial 03—Ruby Sharma 2. Advisory approval of the compensation of the Company’s named For Against Abstain 3. Ratification of the appointment of Baker Tilly US, LLP as the For Against Abstain executive officers. Company’s independent registered public accounting firm for the year ending December 31, 2026. NOTE: In their discretion, the proxy-holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 1 UPX 687367 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 04A7PA

The 2026 Annual Meeting of Stockholders of SoundThinking, Inc. will be held on Wednesday, June 3, 2026 at 9:00 a.m. Pacific Time, virtually via the Internet at meetnow.global/MTYR94M. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SSTI q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — SoundThinking, Inc. Notice of 2026 Annual Meeting of Stockholders June 3, 2026 9:00 a.m. Pacific Time Proxy Solicited on behalf of the Board of Directors The undersigned hereby appoints Ralph A. Clark and Alan R. Stewart, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes each of them to represent and vote, as provided below, all the shares of SoundThinking, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Stockholders of SoundThinking, Inc. (the “Meeting”) to be held on Wednesday, June 3, 2026 at 9:00 a.m. Pacific Time virtually via the Internet at meetnow.global/MTYR94M and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, AND “FOR” PROPOSAL NO. 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.